Exhibit 99.1

Bone Biologics Corp. Announces Pricing of $7.9 million Public Offering; Uplisting to the Nasdaq Capital Market and Reverse Stock Split

October 13, 2021 - BURLINGTON, Mass. —Bone Biologics Corp. (NASDAQ: BBLG)(“Bone Biologics” or the “Company”), a developer of orthobiologic products for spine fusion markets, today announced the pricing of its underwritten public offering of 1,510,455 units of securities at an offering price of $5.25 per unit, for total gross proceeds of $7.9 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Each unit consists of one share of common stock and one warrant to purchase one share of common stock and will be issued separately. The warrants underlying the units are immediately exercisable for one share of common stock at an exercise price of $6.30 per share and expire 5 years from the date of issuance. In addition, Bone Biologics has granted the underwriters a 45-day option to purchase up to 226,568 additional shares of common stock and/or 226,568 additional warrants, or any combination thereof, to cover over-allotments in this offering, if any. The offering is expected to close on or about October 15, 2021, subject to customary closing conditions.

Bone Biologics’ common stock and warrants will begin trading on the Nasdaq Capital Market on October 13, 2021, under the symbols “BBLG” and “BBLGW,” respectively. In connection with the offering, the Company effectuated a reverse split of its issued and outstanding common stock at a ratio of 1-for-2.5. The reverse stock split became effective at 4:00 pm Eastern Time on Tuesday, October 12, 2021. The share numbers and pricing information in this release are adjusted to reflect the impact of the reverse stock split.

WallachBeth Capital, LLC is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-257484) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 12, 2021. A final prospectus describing the terms of the proposed offering will be filed with the SEC and may be obtained, when available, via the SEC’s website at www.sec.gov or from WallachBeth Capital, LLC, via email at cap-mkts@wallachbeth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Bone Biologics

Bone Biologics (NASDAQ:BBLG) was founded to pursue regenerative medicine for bone. The Company is undertaking groundbreaking work with select strategic partners, building on unprecedented research on the Nell-1 protein that has produced a significant number of studies and publications in peer reviewed scientific literature. Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion and has rights to trauma and osteoporosis applications.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ‘‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

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